SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)       February 4, 2000

                     CYPRESS EQUIPMENT FUND II, LTD.
         (Exact Name of Registrant as Specified in its Charter)

           Florida                      0-19021               59-2927387
(State or other jurisdiction of        (Commission       (I.R.S. Employer
 incorporation or organization)        File Number)     Identification No.)


  880 Carillon Parkway, St. Petersburg, Florida              33716
     (Address of principal executive offices)              (Zip Code)

Registrant's Telephone Number (Including Area Code)    (727) 573-3800



Item 2    Acquisition or Disposition of Assets

     On February 11, 2000, Cypress Equipment Fund II, Ltd., a Florida limited partnership ("Seller"), sold 192, 100-ton covered hopper rail cars to GATX Third Aircraft Corporation, a Delaware corporation ("Buyer").

     The sale totaled an aggregate amount of $3,072,000 less residual sharing amounts of $446,959 for a net sales price of $2,625,041.


Item 7.   Financial Statements, Proforma Financial Information and Exhibits

          (c)  Exhibits (to be sent in paper format)

28.54 This Purchase and Sale Agreement is entered into as of February 4, 2000 by and between Cypress Equipment Fund II, Ltd., a Florida limited partnership ("Seller"), and GATX Third Aircraft Corporation, a Delaware Corporation ("Buyer").




                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                   Cypress Equipment Fund, Ltd.
                                     A Florida Limited Partnership

                                   RJ Leasing - 2, Inc.
                                     A General Partner



Date:  March 31, 2000              /s/ J. Davenport Mosby, III
                                   J. Davenport Mosby, III
                                   President